UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2013

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts		02053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Cybex International, Inc. (“Cybex” or the “Company”) provides an update with respect to In Re: Cybex International, Inc. Stockholders Litigation, the class action suit pending in the Supreme Court of the State of New York, County of New York. This action alleges, among other things, that the defendants, which include Cybex and its directors, breached their fiduciary obligations to the Company’s shareholders by entering into the Agreement and Plan of Merger (“Merger Agreement”) pursuant to which all of the Company’s outstanding common stock held by its public shareholders would be converted into $2.55 per share cash in a “going private” merger transaction. At a hearing held by the Court on February 5, 2013, the Court denied the Plaintiff’s motion to enjoin the vote of the Company’s shareholders at the Special Meeting of Shareholders called to approve the Merger Agreement (“Special Meeting”). Accordingly, the Special Meeting will proceed as scheduled on February 6, 2013 at the Company’s chief executive offices, 10 Trotter Drive, Medway, Massachusetts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2013

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer